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                                                                       EXHIBIT 3


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                 HORIZON BANCORP
                             MICHIGAN CITY, INDIANA

               ARTICLE I

     SECTION 1. NAME. The name of the Corporation is Horizon Bancorp Michigan City, Indiana.

     SECTION 2. PRINCIPAL OFFICE OF THE RESIDENT AGENT. The post-office address of the principal office of the Corporation is 515 Franklin Square, Michigan City, Indiana 46360, and the name and post-office address of its Resident Agent in charge of such office is Larry E. Reed , 515 Franklin Square, Michigan City, Indiana 46360.

     SECTION 3. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words Horizon Bancorp and about the lower periphery thereof the word "Indiana". In the center of the seal shall appear the word "Seal".


               ARTICLE II

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.


               ARTICLE III

               CAPITAL STOCK

     SECTION 1. NUMBER OF SHARES AND CLASSES OF CAPITAL STOCK. The total number of shares of capital stock which the Corporation shall have authority to issue shall be as stated in the Articles of Incorporation.

     SECTION 2. CONSIDERATION FOR SHARES. The shares of stock of the Corporation with or without par value shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

     SECTION 3. CONSIDERATION FOR TREASURY SHARES. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.


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     SECTION 4. PAYMENT FOR SHARES. The consideration for the issuance of shares of capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of the capital stock of the Corporation, except as permitted by the Indiana General Corporation Act.

     SECTION 5. CERTIFICATE FOR SHARES. Each holder of capital stock of the Corporation shall be entitled to a stock certificate, signed by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation, with the seal of the Corporation thereto affixed, stating the name of the registered holder, the number of shares represented by such certificate, the par value of each share of stock or that such shares of stock are without par value, and that such shares are fully paid and nonassessable. If such shares are not fully paid, the certificates shall be legibly stamped to indicate the percent which has been paid, and as further payments are made, the certificate shall be stamped accordingly.

     If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

         SECTION 6. FACSIMILE SIGNATURES. CERTIFICATES FOR CAPITAL SHARES OF THE CORPORATION SHALL BE SIGNED EITHER MANUALLY OR BY FACSIMILE BY THE PRESIDENT AND THE SECRETARY OR ANY TWO OTHER OFFICERS OF THE CORPORATION DESIGNATED FROM TIME TO TIME BY THE BOARD OF DIRECTORS. THE SEAL OF THE CORPORATION (OR A FACSIMILE THEREOF), IF ANY, MAY BE AFFIXED TO SUCH CERTIFICATES, BUT THE FAILURE TO AFFIX THE CORPORATION'S SEAL TO A CERTIFICATE SHALL NOT AFFECT THE VALIDITY OF SUCH CERTIFICATE. IN CASE ANY OFFICER, TRANSFER AGENCY, OR REGISTRAR WHO HAS SIGNED OR WHOSE FACSIMILE SIGNATURE HAS BEEN PLACED UPON A CERTIFICATE SHALL HAVE CEASED TO BE SUCH OFFICER, TRANSFER AGENT, OR REGISTRAR BEFORE SUCH CERTIFICATE IS ISSUED, IT MAY BE ISSUED BY THE CORPORATION WITH THE SAME EFFECT AS IF HE/SHE WERE SUCH OFFICER, TRANSFER AGENT, OR REGISTRAR AT THE DATE OF ITS ISSUE.


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     SECTION 7. TRANSFER OF SHARES. The shares of capital stock of the
Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer.

     SECTION 8. CANCELLATION. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 10 of this Article III.

     SECTION 9. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

     SECTION 10. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

   SECTION 11. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.


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       SECTION 12. OPTIONS TO OFFICERS AND EMPLOYEES. The issuance, including the consideration, or rights or options to officers or employees of the Corporation, and not to the shareholders generally, to purchase from the Corporation shares of its capital stock shall be approved by a majority of the Board or, if required by applicable law or regulation, by the affirmative vote of the holders of a majority of the shares entitled to vote thereon.


               ARTICLE IV

               MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETING. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

     SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such day as the Board of Directors may set by resolution, but not later than the end of the fifth month following the close of the fiscal year of the Corporation. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation, and shall not affect otherwise valid corporate acts.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation may be called by the Board of Directors or the Chairman of the Board or the President, or Secretary at the request in writing of a majority of the Board of Directors.


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     SECTION 4. NOTICE OF MEETINGS. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Indiana General Corporation Act, or of the Articles of Incorporation, as now or hereafter amended, or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers of persons calling the meeting, to each shareholder of record entitled by Articles of Incorporation, as now or hereafter amended, and by the Indiana General Corporation Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person or by proxy, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders' meeting, or who personally attends a shareholders' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

     SECTION 5. ADDRESSES OF SHAREHOLDERS. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be the latest address of such shareholder appearing on the records maintained by the Transfer Agent for the class of stock held by such shareholder.

     SECTION 6.  VOTING AT MEETINGS.

     (a) QUORUM. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those stockholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.


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     (b) VOTING RIGHTS. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting to one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting including the election of directors. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney in fact and bearing a date not more than eleven months prior to its execution, unless a longer time is expressly provided therein.

     (c) REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of The Incorporation or by these By-Laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 7. VOTING LIST. The Transfer Agent of the Corporation shall make, at least five days before each election of directors, a complete list of the shareholders entitled by the Articles of Incorporation, as now or hereafter amended, to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

     SECTION 8. FIXING OF RECORD DATE TO DETERMINE SHAREHOLDERS ENTITLED TO VOTE. The Board of Directors may prescribe a period not exceeding 50 days prior to meetings of the shareholders, during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock may fix a day and hour not more than 50 days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting. In the absence of such a determination, such date shall be 10 days prior to the date of such meeting.


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     SECTION 9. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors as existing management of the Corporation or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors at the meeting of shareholders called for that purpose. Nominations, other than those made by or on behalf of existing management of the Corporation, shall be made in writing and shall be delivered to the President of the Corporation on any business day during the business hours of the Corporation said business day being not less than 30 calendar days nor more than 50 calendar days prior to the meeting of shareholders called for the purpose of the election of Directors. All nominations, other than those for incumbent Directors, shall contain the following information: the name and address of the nominee; the principal occupation of the nominee; an affidavit dated and signed by the nominee within the nominating period as specified herein stating that the nominee agrees to having his or her name placed in nomination, that if elected they agree to serve as a Director of the Corporation, the date of birth of the nominee, that if elected they will abide by all Federal and State laws and regulations governing the Corporation and its subsidiaries; a statement that they have read and that they will abide by the Bylaws of the Corporation; a statement to disclose if they have ever declared any form of personal bankruptcy or business bankruptcy or been a partner, officer, employee or l0% or greater shareholder in any corporation, partnership (general or limited) or proprietorship that has ever declared any form of bankruptcy; provide any and all financial statements as may be required by the Corporation; an Oath of Directors of the Corporation signed by the nominee and conditioned upon his or her election to the Board of Directors; a statement that they are a citizen of the United States of America; a statement that they have never been convicted of a felony crime and that they are not under any indictment for a felony crime at the present time; a statement that they have filed all required U.S. tax returns and all required state tax returns (personal and business) and that they have paid all amounts due thereunder; a statement that they will attend not less than 70% of the meetings of the Board of Directors and of any of the Committees to which they are assigned; a statement that they hereby permit the Corporation to investigate any and all material information submitted by the nominee under this section of the Bylaws and to engage in any other investigations the Corporation deems appropriate in determining the qualifications of the nominee to serve as a Director of the Corporation, AND SAID NOMINEE SHALL HAVE COMPLETED A FULL PSYCHOLOGICAL PROFILE PREPARED BY THE CORPORATION'S PSYCHOLOGIST WHICH SHALL HAVE RECEIVED A RESULT OF "RECOMMENDATION."

     SECTION L0. SHAREHOLDER MEETING AGENDA. The Board of Directors shall fix the agenda for any annual or special meeting of shareholders.

                                    ARTICLE V
                                    ---------

                               BOARD OF DIRECTORS


     SECTION 1. QUALIFICATIONS, ELECTION, NUMBER AND TERM OF OFFICE. Directors shall be elected at the annual meeting of shareholders, or, if not so elected, at a special meeting of shareholders called for that purpose, by the holders of the shares of stock entitled by the Articles of Incorporation to elect Directors.

     The number of Directors of the Corporation to be elected by the holders of the shares of stock entitled by the Articles of Incorporation to elect Directors shall be not more than TWELVE (12), the exact number of Directors to be fixed from time to time by resolution of a majority of all of the Directors, unless changed by amendment of this section.

         Each individual, upon election to the Board of Directors, shall execute an Oath of Directors as prescribed by federal regulation or law. Further, each individual, upon election to the Board of Directors, shall execute an Oath of Directors as prescribed by the Corporation, said Oath being in form and substance as determined from time to time by the Board of Directors.

     All Directors elected by the holders of such shares, except in the case of earlier resignation, removal or death, shall hold office until their respective successors are chosen and qualified. Directors need not be shareholders of the Corporation. A nominee for the Board of Directors who is not serving as a member of the Board of Directors at the time of his or her nomination must be at least twenty-one (2l) years of age and not more than fifty-five (55) years of age on
(l) the date of the shareholders meeting called for his or her election to the Board of Directors, (2) on the date that they are elected to the Board of Directors by the Board of Directors to fill a vacancy or to increase Board membership or prescribed by these Bylaws. A Director who is a sitting Director prior to his or her fifty-sixth (56th) birthday may continue to serve consecutive and uninterrupted terms without any break in service, if so elected, until he or she reaches their seventieth (70th) birthday. A break in service of one hundred eighty (l80) days or less, for any reason, shall not be considered a break in service under this Section l of these Bylaws and any sitting Director who incurs a break in service of one hundred eighty (180) days or less shall be construed as having fulfilled the requirement for a "sitting Director" who "serves consecutive and uninterrupted terms" and therefore may be reelected to the Board of Directors following their fifty-sixth (56th) birthday, but preceding their seventieth (70th) birthday, said election being made at either
(l) a meeting of shareholders called for that purpose or (2) by the Board of Directors to fill a vacancy or to increase Board membership as prescribed by these Bylaws. Directors may serve on the Board until the end of the year in which they reach their 70th birthday.


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     The Board of Directors, by the vote of a majority of the full board, may, between annual meetings of the shareholders, increase the membership of the Board by not more than two if the number of directors last elected by shareholders was fifteen or fewer and may increase the membership of the Board by not more than four if the number of directors last elected by the shareholders was sixteen or more.

         All Directors elected to the Board of Directors shall qualify under each and every requirement of these Bylaws, through nominations or otherwise, any required Oath of Director, and Federal and State law or regulations.

     SECTION 2. VACANCIES. Any vacancy occurring in the Board of Directors caused by an increase in the number of Directors or by resignation, death or other incapacity shall be filled by a majority vote of the remaining members of the Board of Directors for the remaining term of that vacancy. If the vote of the remaining members of the Board shall result in a tie, such vacancy at the discretion of the Board of Directors, may be filled by vote of the shareholders at a special meeting called for that purpose.

         In filling a vacancy on the Board of Directors that has been caused by an increase in the number of Directors as specified under these Bylaws, the Board may designate either a one year, two year or three year term for each Director so elected provided that term is consistent with the rules and regulations covering the staggered terms for Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     SECTION 3. ANNUAL MEETING OF DIRECTORS. The Board of Directors shall meet each year immediately after the annual meeting of shareholders or as soon thereafter as is practical for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. If such meeting is held immediately after the annual meeting of shareholders or on a regular meeting time then no notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

     SECTION 4. REGULAR MEETING. Regular meetings of the Board of Directors shall be held at such times and places, either within or without the State of Indiana, as may be fixed by the Directors. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the Directors. A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other and participation by these means constitutes presence in person at the meeting.

     SECTION 5. SPECIAL MEETING. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by not less than a majority of the members of the Board of Directors. Notice of the time and place, either within or without the State of Indiana, of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at his usual place of business or residence at least forty-eight hours, prior to the time of the meeting. Directors, in lieu of such notice, may sign a written waiver of notice either before the meeting, at the meeting or after the meeting. Attendance by a director in person at any such special meeting shall constitute a waiver of notice.

     SECTION 6. QUORUM. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana General Corporation Act, by the Articles of Incorporation, or by these By- Laws. A Director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) his dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (a) or clause (b) or the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

     SECTION 7. CONSENT ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 8. REMOVAL OF DIRECTORS. Any or all members of the Board of Directors may be removed, in accordance with the Corporation's Articles of Incorporation.

     SECTION 9. DIVIDENDS. The Board of Directors shall have power, subject to any restrictions contained in the Indiana General Corporation Act or in the Articles of Incorporation or in applicable law or regulation and out of funds legally available therefore, to declare and pay dividends upon the outstanding capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 10. DISTRIBUTIONS OUT OF CAPITAL SURPLUS. The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assent or vote of the shareholders, provided that with respect to such distribution the requirements of the Indiana General Corporation Act other than shareholders approval are satisfied.

     SECTION 11.FIXING OF RECORD DATE TO DETERMINE SHAREHOLDERS ENTITLED TO RECEIVE CORPORATE BENEFITS. The Board of Directors may fix a day and hour not exceeding 50 days preceding the date fixed for payment of any dividend or for the delivery of evidence of rights, or for the distribution of other corporate benefits, or for a determination to shareholders for any other purpose, as a record time for the determination of the shareholders entitled to receive such dividend, rights or distribution, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

     SECTION 12. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of the Corporation are identical or that some or all of the directors or officers, or both, are also directors of officers of such other corporation.

     Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

    SECTION 13. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members or from the members of the Board of Directors of Horizon Bank, N.A., as ex officio committee members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or these By-Laws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or approve any contract, to issue and sell securities or shares of the Corporation or designate the terms of a series of a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State. However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the By-Laws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and holding of meetings of any such committee and its method or procedure shall be determined by the Board of Directors. A member of the Board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonably believes is in the best interest of the Corporation.

         SECTION L4. STANDARDS OF CONDUCT. The Board of Directors may establish standards of conduct and performance for Directors of the Corporation. These standards may include the basis upon which a Director, as a customer, maintains his or her personal and/or business relationships with the Corporation or any of its subsidiaries; adherence by the Director to standards of confidentiality of the affairs of the Corporation; violations of law, regulations, Bylaws, Oath of Directors and similar standards; the obligations of a Director to make full and complete disclosure to the full Board of all information which could impact the performance of the Corporation; and any and all other matters which would or could affect the ability of any Director to perform his or her duties and/or to maintain a positive reputation for the Corporation. Issues that appear to be violation of any such standard, whether the standard is written or not, shall be reviewed by an Ethics Committee of the Board of Directors which shall be comprised of not less than three not more than five members of the Board who shall be appointed for that purpose. Should any member of the Ethics Committee be subject to charge, then another member of the Board shall be appointed to serve on the Ethics Committee in substitution for the charged Director. The Ethics Committee may conduct its investigation and review in any manner that it deems appropriate. The findings of the Ethics Committee shall be reported to the full Board of Directors.

               ARTICLE VI

     SECTION 1. OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and may include one or more Executive Vice Presidents, one or more Senior Vice Presidents, and one or more Vice Presidents. The Corporation may also have such other appointed officers as may be appointed in accordance with the provisions of these By-Laws. Any two or more offices may be held by the same person, except the duties of the President and Secretary shall not be performed by the same person. No person shall be eligible for the office of Chairman of the Board or President who is not a director of the Corporation.

     SECTION 2. ELECTION AND TERMS OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof, and shall hold office until his/her successor shall have been duly elected and qualified, or until his/her death, or until he/she shall resign, or shall have been removed in the manner hereinafter provided.

     The appointed officers of the Corporation shall be appointed annually by the Chief Executive Officer and shall hold office until his/her successor shall have been appointed, or until his/her death, or until he/she shall resign, or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any elected or appointed officer may be removed with or without cause, at any time, by resolution by a majority of the Board of Directors, or by the Chief Executive Officer.

     SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board or the President. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. VACANCIES. Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

     SECTION 6. RETIREMENT. Each employee may serve through the calendar year during which the employee reaches the age of seventy and must then retire from active service with the Company. No employee may hold an elected or appointed office as a management position which has day to day management responsibility within the Corporation beyond the calendar year in which that employee reaches the age of sixty-five. The Chairman of the Board may continue to serve in that capacity as board member, but not as Chief Executive Officer, through the mandatory retirement age of seventy.

     SECTION 7. OFFICER AUTHORITY. All agreements, indentures, notes, pledges, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, contracts, commitment letters, letters of credit, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman of the Board, or the President, or any Executive Vice President, or any senior Vice President, or any Vice President, or the Secretary or the Treasurer, or, if in connection with exercise of fiduciary powers of the association, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. These authorities may be restricted or modified at any time in whole or in part, by policy or by order of the Chief Executive Officer. The provisions of this Section are supplementary to any other provision of these By-Laws.

Any officer with mortgage loan authority may issue a commitment letter within their loan authority on Approved Company Commitment Letter forms. Any loan exceeding the officer's authority is to have the commitment letter countersigned by an elected officer. No commitment letter shall be issued with a termination date of more than 30 days from the date the letter is written without prior approval of the SENIOR MORTGAGE LOAN OFFICER OR AN OFFICER WITH MORTGAGE LENDING AUTHORITY AT LEAST EQUAL TO THE COMMITMENT AMOUNT.

     SECTION 8. SALARIES. The salaries of the elected officers shall be fixed from time to time by the Human Resource Development and Compensation Committee of the Board of Directors, and the salaries of any appointed officers may be fixed by the Chief Executive Officer.

     SECTION 9. VOTING CORPORATION'S SECURITIES. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Treasurer, and the Secretary, and each of them, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act, and to vote all stock or other securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person or by proxy, as a stockholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other corporation or association. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

     SECTION 10. CHAIRMAN. The Chairman of the Board, who shall be chosen from among the Directors, shall preside at all meetings of shareholders and at all meetings of the Board of Directors. If the Chairman of the Board is under 66 years of age and a full time acting officer of the Corporation in said capacity he shall be the Chief Executive Officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors.

     The Chief Executive Officer shall have general executive powers and shall exercise the policies of the Corporation and as may be adopted and approved by the Board; shall exercise the powers conferred by these By- Laws, law or regulations; shall have full custody and control over the assets and liabilities of the Corporation and is empowered to take any lawful actions necessary to properly conduct the Corporation's business; may delegate such of his powers as he may deem necessary; and shall perform such other duties and powers as, from time to time, may be assigned to him by the Board of Directors.

     SECTION 11. PRESIDENT. The President who shall be chosen from among the Directors, shall be the Chief Administrative Officer of the Corporation and shall report directly to the Chairman of the Board. Should the Chairman of the Board be 66 years of age or older and not a full time officer of the Corporation in said capacity, then the President shall be the Chief Executive Officer of the Corporation and as such shall have the general supervision of the affairs of the Corporation with all attendant powers and authority of the Chief Executive Officer as described herein, subject to the control of the Chairman of the Board and the Board of Directors.

     The President shall hold those responsibilities and authorities as may be assigned and delegated by the Chief Executive Officer and shall perform such other duties as from time to time may be conferred or assigned by the Board of Directors. In the absence of the Chairman of the Board, the President shall perform his/her duties and responsibilities.

     SECTION 12. EXECUTIVE VICE PRESIDENT. The Board may elect one or more Executive Vice Presidents who shall collaborate with the Chairman of the Board and the President in the overall administration of the Corporation. An Executive Vice President shall hold those responsibilities and authorities as may be assigned and delegated by the Chief Executive Officer and shall perform such other duties as from time to time may be conferred or assigned by the Board.

     SECTION 13. SENIOR VICE PRESIDENT. The Board may elect one or more Senior Vice Presidents who shall hold these responsibilities and authorities as may be assigned and delegated by the Chief Executive Officer and shall perform such other duties as from time to time may be conferred or assigned by the Board.

     SECTION 14. VICE PRESIDENT. The Board may elect one or more Vice Presidents who shall hold those responsibilities and authorities as may be assigned and delegated by the Chief Executive Officer and shall perform such other duties as from time to time may be conferred or assigned by the Board.

         SECTION 15. OTHER OFFICERS. The Chief Executive Officer may appoint such other banking officers, managers, directors of _________________, supervisors, or positions of comparable title as from time to time it may appear to be desirable to transact the business of the Corporation. All such officers shall hold those responsibilities and authorities as may be assigned and delegated by the Chief Executive Officer and shall perform such other duties as from time to time may be conferred or assigned by the Board.

     SECTION 16. TREASURER. The Board shall elect a Treasurer who shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation under dual control. He/she shall upon request exhibit at all reasonable times his books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of the shareholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

     SECTION 17. SECRETARY. The Board of Directors shall elect a Secretary who shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Indiana General Corporation Act; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him/her by the Chief Executive Officer or the Board of Directors.

               ARTICLE VII

               INDEMNIFICATION

         SECTION 1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he/she is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not apposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

(i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not be continued to be such at the time such liability or expense is incurred.

     The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

     Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

     If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

     The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

     The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

     The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him/her and incurred by him/her in any capacity or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Section or otherwise.


               ARTICLE VIII

               GENERAL

     SECTION 1. AMENDMENTS. The power to make, alter, amend, or repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.

     SECTION 2. RECORDS. The Articles of Association, the By-Laws and the proceedings of all meetings of the shareholder, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minutes books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other Officer appointed to act as Secretary of the meeting.

     SECTION 3. INSPECTION. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Corporation, and shall be open for inspection to all shareholders, during business hours.

     SECTION 4. OTHER RULES. The provisions of these By-Laws are in addition to any provisions established by any applicable existing law or regulation and the Articles of Incorporation. Should any law, regulation or the Articles of Incorporation negate any part of these By-Laws, it shall not negate the By-Laws in the entirety.

               ARTICLE IX

               EMERGENCY SUCCESSION

     SECTION 1. In order that the affairs of the Corporation may be properly and legally carried out in the event of a national emergency declared by the President of the United States or the person performing the duties of that office OR in the event of a regional or local emergency any of which impairs the ability of the Board of Directors to function under normal rules and practices and/or impairs the ability of an officer or any number of officers of the Board of Directors to perform their respective duties and/or impairs the ability of an officer or any number of officers of the Corporation to perform their respective duties.

     SECTION 2. In the event of such an emergency if the members of the Board of Directors cannot be located and/or brought together at the Company's acting main office in a manner which will enable the Board of Directors to function under normal rules and practices, such as lacking a quorum, then the Directors available and able to perform shall gather together and, with those members of management's SENIOR MANAGEMENT Committee available and able to perform seated as members of the Board of Directors, may act for the full Board of Directors by simple majority vote.

     SECTION 3. In the event of such an emergency if the Chairman of the Board of Directors cannot be located and/or brought to attendance at the Corporation's acting main office or is unable to assume or to continue the duties required of this office, then the authority and duties of this office shall, without further action by the Board of Directors , be automatically assumed by one of the following persons in the order designated:

     (1)  President
     (2)  SR.Vice President - lending
     (3)  Sr. Vice President - AND CHIEF FINANCIAL OFFICER

     SECTION 4. In the event of such an emergency if the President of the Corporation cannot be located and/or brought to attendance at the Corporation's acting main office or is unable to assume or to continue the duties required of this office, then the authority and duties of this office shall, without further action by the Board of Directors, be automatically assumed by one of the following persons in the order designated:

     (1)  Chairman
     (2)  SR. Vice President - lending
     (3)  Sr. Vice President -  AND CHIEF FINANCIAL OFFICER

     SECTION 5. In the event of such an emergency if the Secretary cannot be located and/or brought to attendance at the Corporation's acting main office or is unable to assume or to continue the duties required of this office, then the authority and duties of this office shall, without further action by the Board of Directors, be automatically assumed by one of the following persons in the order designated:

     (1)  Chairman
     (2)  President

     SECTION 6. In the event of such an emergency if one person, upon succession to another office, is holder of two offices simultaneously of which the two offices together hold the authority to render privileged decisions, sign drafts or authorizations, or in any way transact official business of the Corporation which is usually dependent upon the act of two separate individuals then the person to whom the higher office has succeeded shall appoint the next qualified successor as stated herein to the lessor of the two offices. If the next qualified successor as stated herein cannot be located and/or brought to attendance at the Corporation's acting main office or is unable to assume or to continue the duties required of that office, then the successor to the higher office shall appoint the most qualified available and capable Corporation officer or director to fulfill the responsibilities of the lessor of the two offices.

     SECTION 7. Any one of the above persons who in accordance with this resolution assumes the authority and duties of an office which is vacant because of such an emergency shall continue to serve until he resigns, or until a higher named successor shall become available, or until the normally elected office holder shall become available, or until the then constituted Board of Directors shall otherwise enact under this resolution those measures which may be deemed necessary at the time.

     SECTION 8. Actions taken under this resolution shall be documented in writing and all officers and/or directors a party to or witness of or otherwise able to attest to such actions shall do so by signing the written document.